Exhibit 99.1

TRxADE Group to Present at the Diamond Equity Research Emerging Growth Invitational

TAMPA, FL, November 18, 2020 -- Trxade Group, Inc. (MEDS) an integrated drug procurement, delivery and healthcare platform, today announced that management will present at the Diamond Equity Research Emerging Growth Invitational investor conference taking place virtually on December 1, 2020.

Suren Ajjarapu, Chief Executive Officer of TRxADE Group, is scheduled to host a virtual presentation to investors, followed by a guided question and answer session as follows:

Diamond Equity Research Emerging Growth Invitational

Date: December 1, 2020

Time: 3:40 p.m. Eastern time

Webcast: https://us02web.zoom.us/webinar/register/WN_mkLm5d7kQPiVt3p7Eipy_A

A live audio webcast and a 90-day archived replay of the conference presentation will be available using the webcast link above. For more information on the Diamond Equity Research Emerging Growth Invitational, please contact your Diamond Equity Research representative.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that fosters price transparency, thereby improving profit margins for both buyers and sellers of pharmaceuticals. Trxade Group operates across all 50 states with the central mission of making healthcare services affordable and accessible. Founded in 2010, Trxade Group is comprised of three synergistic operating platforms; (1) the Trxade B2B trading platform with around 11,800 registered pharmacies, (2) Integra Pharma Solutions, Trxade Group’s virtual wholesale division and (3) the Bonum Health platform offering affordable telehealth services. For additional information, please visit us at www.trxade.com and www.bonumhealth.com.

Investor Relations:

Lucas Zimmerman

Senior Vice President

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us